UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1500

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 1, 2012, Catalyst Pharmaceutical Partners, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida.

Patrick J. McEnany, Philip H. Coelho, Hubert E. Huckel, Charles B. O’Keeffe, David S. Tierney, and Milton J. Wallace were elected to the Board of Directors for a one-year term expiring at the 2013 Annual Meeting of Stockholders. The shareholders also approved an amendment to the Company’s 2006 Stock Incentive Plan and ratified the Board of Directors’ appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The final voting results on these matters were as follows:

1.	Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Patrick J. McEnany	10,901,805	2,092,289	8,489,316
Philip H. Coelho	11,042,260	1,951,834	8,489,316
Hubert E. Huckel	7,928,464	5,065,630	8,489,316
Charles B. O’Keeffe	11,042,760	1,951,334	8,489,316
David S. Tierney	11,036,260	1,957,834	8,489,316
Milton J. Wallace	11,041,760	1,952,334	8,489,316

2.	Approval of an amendment to the Company’s 2006 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,791,499	2,194,895	7,700	8,489,316

3.	Ratification of the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Votes Abstained
21,412,537	39,595	31,278

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and Chief Financial Officer

Dated: June 5, 2012